UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 21, 2007

CRAY INC.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	0-26820 (Commission File Number)	93-0962605 (I.R.S. Employer Identification No.)
411 First Avenue South, Suite 600
Seattle, WA 98104-2860
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(206) 701-2000
Registrant’s facsimile number, including area code:	(206) 701-2500
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
SIGNATURES

Item 7.01 Regulation FD Disclosure
     The following directors and executive officers have entered into Rule 10b5-1 plans. Under Rule 10b5-1, directors, officers and employees may adopt written pre-arranged stock trading plans when they are not in possession of material non-public information in order to diversify their investment portfolios and make market trades of our common stock regardless of any material, non-public information they may receive after adopting their plans. The actual transactions under these plans will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission. As a matter of policy, we do not report on Rule 10b5-1 plans entered into by non-executive officers.
     A. On December 20, 2005, we issued shares of restricted stock to executive officers and other officers and senior managers pursuant to a shareholder approved plan. The restrictions on those shares lapse on June 30, 2007, and upon such lapse the holders will be deemed to have received wage income and be subject to federal and applicable state tax withholding obligations. The following executive officers have entered into Rule 10b5-1 plans to permit sales of the indicated number of shares of our common stock after the restrictions lapse in order to generate sufficient cash to cover those withholding obligations; each of these officers is retaining ownership of a majority of his or her respective restricted stock awards:
Peter J. Ungaro, President and Chief Executive Officer — 60,500 shares
Brian C. Henry, Executive Vice President and Chief Financial Officer — 35,300 shares
Margaret A. Williams, Senior Vice President — 35,300 shares
Jan C. Silverman, Senior Vice President — 19,000 shares
Kenneth W. Johnson, Senior Vice President and General Counsel — 9,600 shares
     All sales will be in the open market at prevailing market prices. These plans all terminate no later than July 31, 2007.
     B. On June 7, 2006, we issued shares of restricted stock to directors as part of their compensation pursuant to a shareholder approved plan. The restrictions on half of the shares then issued lapse on June 7, 2007, and upon such lapse the directors will be deemed to have received ordinary income and be subject to federal and state taxes, including self-employment taxes, on that income. The following directors have entered into Rule 10b5-1 plans to permit sales of the indicated number of shares of our common stock after the restrictions lapse primarily to generate sufficient cash to cover their tax obligations and for Mr. Richards to diversify his investments:
John B. Jones, Jr. — 1,900 shares
Stephen C. Kiely — 1,900 shares
Sally G. Narodick — 2,100 shares
Stephen C. Richards — 3,601 shares.
     All sales will be in the open market at prevailing market prices. These plans all terminate no later than June 30, 2007.

     C. Steven L. Scott, Senior Vice President and Chief Technology Officer, has entered into a Rule 10b5-1 plan that provides for monthly exercises of stock options and sales of the underlying common stock from April 2007 through January 2008. The number of shares to be sold each month will vary, depending on the prevailing market price, and may range from1,500 shares to 5,000 shares, with no shares sold if the per share market price is $10.00 or less. All sales will be in the open market at prevailing market prices. The proceeds will be used to pay college expenses for his children and home improvements and to diversify his investments.

     The information in Item 7.01 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

March 27, 2007
Cray Inc.
	By:	/s/ Kenneth W. Johnson
Kenneth W. Johnson
Senior Vice President and General Counsel